Exhibit 99.1

NEWS RELEASE

IMMEDIATE RELEASE

DATE: November 23, 2015

MEDIA CONTACT: Dan Lombardo, InvenTrust Properties Corp.

630-570-0605 or dan.lombardo@InvenTrustProperties.com

InvenTrust Properties Corp. Names Michael E. Podboy Executive Vice President – Chief Financial Officer, Chief Investment Officer and Treasurer

Oak Brook, Ill. – InvenTrust Properties Corp. (“InvenTrust” or the “Company”), today announced that Michael E. Podboy, current Executive Vice President – Chief Investment Officer of InvenTrust, has been appointed Executive Vice President – Chief Financial Officer, Chief Investment Officer and Treasurer. Mr. Podboy’s appointment follows the resignation of Jack Potts as InvenTrust’s Executive Vice President – Chief Financial Officer and Treasurer. All actions were effective on November 23, 2015.

Mr. Podboy has served in his current role since InvenTrust initiated its self-management transactions on March 12, 2014. Since 2007, Mr. Podboy has taken a leading role in over $10 billion of transactions at InvenTrust, which include platform transactions, property level acquisitions and dispositions, and alternative investments. Prior to joining the company, Mr. Podboy worked in the field of public accounting and was a senior manager in the real estate division for KPMG LLP, where he served as a certified public accountant.

Thomas McGuinness, InvenTrust’s President and Chief Executive Officer, said, “We are fortunate to have Michael to step into the role of chief financial officer. Michael has a deep understanding of our company and the industry, and we look forward to leveraging his expertise to support our business plan while prudently managing our balance sheet and liquidity.”

“I am excited about the expanded role,” said Michael Podboy. “I look forward to continuing to work closely with Tom and the team to further improve our balance sheet and portfolio to enhance shareholder value.”

Mr. McGuinness continued, “We are deeply grateful to Jack for all of his contributions to InvenTrust. He has been an integral part of InvenTrust’s leadership since the company commenced its self-management transactions. We wish him every success in the future.”

ABOUT INVENTRUST PROPERTIES CORPORATION

InvenTrust became a self-managed real estate investment trust in 2014; as of September 30, 2015, it owned 128 multi-tenant retail properties (including 18 JV assets), comprising 15.9 million square feet of retail space in 24 states. In addition, its student housing business, University House Communities, has 16 properties (including 1 JV asset) with 9,600 beds, excluding properties in development. InvenTrust also owns 5.8 million square feet of non-core, office and industrial buildings.

Forward-Looking Statements Disclaimer

Forward-looking statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to execute on our strategy and our ability to build our core multi-tenant retail and position our company for growth. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.